Exhibit 3.2

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DYNASIL CORPORATION OF AMERICA”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF AUGUST, A.D. 2019, AT 10:14 O`CLOCK A.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SEVENTH DAY OF AUGUST, A.D. 2019 AT 5:02 O'CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 4503000 8100 Authentication: 203364379 SR# 20196381986 Date: 08-07-19 You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 10:13 A.M 08/07/2019 FILED 10:14 AM 08/07/2019 SR 20196381986 - File Number 4503000 CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF DYNASIL CORPORATION OF AMERICA The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify: 1. The name of the Corporation is Dynasil Corporation of America. 2. Article FOURTH of the Certificate of Incorporation of the Corporation (hereinafter called the "Certificate of Incorporation") is hereby amended by deleting the second paragraph in its entirety and replacing it with the following: "Without regard to any other provision of this certificate of incorporation, each one (1) share of Common Stock of the Corporation, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into 8,000 fully paid and nonassessable shares of Common Stock of the Corporation (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 8,000-for-1 ratio) without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued." 3. This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 242 of the Delaware General Corporation Law and shall become effective at 5:02p.m., Eastern time, on August 7, 2019. [Remainder of Page Intentionally Left Blank}

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 7th day of August, 2019.